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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A


           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to 240.14a-12



                     Perma-Fix Environmental Services, Inc.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)


                     --------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


      Payment of Filing Fee (Check the appropriate box):


|X| No fee required.


|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

            2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

            4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

            5) Total fee paid:

            --------------------------------------------------------------------

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a SEC 1913(05-05) currently valid OMB control number.


|_| Fee paid previously with preliminary materials.


|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1) Amount Previously Paid:

--------------------------------------------------------------------------------

2) Form, Schedule or Registration Statement No.: Def 14A

--------------------------------------------------------------------------------

3) Filing Party: Perma-Fix Environmental Services, Inc.

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4) Date Filed: July 2, 2007

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

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                         8302 Dunwoody Place, Suite 250
                             Atlanta, Georgia 30350

                            NOTICE OF ANNUAL MEETING
                            To Be Held August 2, 2007



To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 2007 Annual Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the Crowne Plaza Hotel, Atlanta-Airport, 1325 Virginia Avenue, Atlanta, Georgia 30344, on Thursday, August 2, 2007, at 1:00 p.m. (EDST), for the following purposes:

      1. To elect eight directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

      2. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the 2007 fiscal year; and

      3. To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on June 1, 2007, will be entitled to notice of, and to vote at, the Meeting or at any postponement or adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purposes relevant to the meeting during ordinary business hours for 10 days prior to the meeting at the offices of the Company. The list will also be available at the meeting.


The Company's Annual Report for 2006 is enclosed for your convenience.

                                          By the order of the Board of Directors

                                          /s/ Steven Baughman

                                          Steven Baughman
                                          Secretary


Atlanta, Georgia
July 2, 2007

It is important that your shares be represented at the meeting. Please complete, date, sign and return the accompanying Proxy or vote on the internet at www.continentalstock.com, whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person.

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                         8302 Dunwoody Place, Suite 250
                             Atlanta, Georgia 30350

                                 PROXY STATEMENT
                                     FOR THE
                       2007 ANNUAL MEETING OF STOCKHOLDERS

Solicitation
This Proxy Statement is furnished to the holders of the common stock, par value $.001 (the "Common Stock"), of Perma-Fix Environmental Services, Inc. (the "Company", "we", "our", or "us") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used in voting at the 2007 Annual Meeting of Stockholders to be held at the Crowne Plaza Hotel, Atlanta-Airport, 1325 Virginia Avenue, Atlanta, Georgia, on Thursday, August 2, 2007, at 1:00 p.m.
(EDST), and any adjournments thereof (the "Meeting"). The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about June 22, 2007.

The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card. In addition to solicitation by use of the mail, certain of the Company's officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, telegram or personal interview. The Company will reimburse brokerage houses and custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to their principals, the beneficial owners of Common Stock.

Method of Voting Shares
Via Internet. You have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., EDST, on August 1, 2007. To vote your proxy by internet, have your proxy card available when you access the website at www.continentalstock.com and follow the prompts to vote your shares.

Via Written Ballot. You may also vote your shares by submitting the accompanying proxy card. Complete, date, sign and return the card. The enclosed return envelope requires no additional postage if mailed in the United States.

Whether or not you plan to attend the Annual Meeting of Stockholders, please submit your vote either by internet or by written proxy card.

Revocation of Proxy
Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company's Secretary either an instrument revoking the proxy or a duly executed proxy bearing a later date. Any stockholder present at the Meeting who expresses a desire to vote his shares in person may also revoke a proxy.

Record Date and Voting Shares
Only the holders of Common Stock of record at the close of business on June 1, 2007 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 52,165,113 shares of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether the stockholder votes "FOR," "AGAINST," "ABSTAIN" or "WITHHOLD" as to a particular matter shall be considered as a vote "FOR" that matter. Votes in which the stockholder specifies "WITHHOLD" or "ABSTAIN" are counted for quorum purposes. Because abstentions represent shares entitled to vote, an abstention (a) will have no effect on election of directors and (b) will have the effect of a vote against the ratification of the appointment of independent registered public accounting firm. A broker non-vote is counted toward the shares needed for a quorum, but because a broker non-vote is not considered to be eligible to vote, a broker non-vote will be deemed not to have voted on the election of directors or the ratification of the appointment of the Company independent registered public accounting firm. An inspector of election appointed by the Board of Directors will tabulate votes.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Certificate of Incorporation, as amended, provides that each member of the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those Directors whose terms have expired are required to be elected by stockholder vote. The existing Board of Directors fills vacancies for an unexpired term and any additional positions created by the Board of Directors' action.

On June 13, 2007,  the Company  completed the  acquisition  of Nuvotec USA, Inc.
("Nuvotec"), and its wholly owned subsidiary, Pacific EcoSolutions, Inc. ("PEcoS"). In negotiating the terms of the acquisition, the Company agreed to increase the number of its directors from seven to eight and take reasonable action to nominate and recommend Robert L. Ferguson for election as a member of the Company's Board, if the acquisition was completed and such nomination would not breach any fiduciary duties or legal requirements of the Board. Prior to the completion of the acquisition, Mr. Ferguson was the Chairman and Chief Executive Officer of Nuvotec and PEcoS. The Board of Directors has determined that nominating Mr. Ferguson for election as a member of the Company's Board of Directors does not breach the Board's fiduciary duties or legal requirements. The Board's Corporate Governance and Nominating Committee ("Nominating Committee") has considered Mr. Ferguson's qualifications for services as a member of the Board and has nominated Mr. Ferguson for election at the Meeting.

The Company's Bylaws provide that the number of the Company's directors (the "Directors") shall be at least three, and that the number of Directors may be increased or decreased by action of the Board. As a result of the Nuvotec acquisition, the Board of Directors currently has determined that the number of Directors shall be increased from seven to eight.

The eight Directors named below have been recommended by the Corporate Governance and Nominating Committee ("Nominating Committee") to the Board of Directors for election at the Meeting to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. All nominees are incumbent Directors, except for Mr. Ferguson. Shares represented by the enclosed proxy will be voted "FOR" the election as Directors of the eight nominees named below, unless authority is withheld. Except as described below, if any nominee named below becomes unavailable for election, the proxies in the form solicited will be voted for a person who is recommended by the Nominating Committee and who the Board of Directors proposes to replace such nominee. However, if Mr. Ferguson becomes unavailable for election, the Board intends to decrease the number of directors to seven, rather than filling the resulting vacancy. Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the Company's Common Stock, in person or by proxy.

Nominees for Directors

The following sets forth information concerning the eight nominees for election as Directors:

Dr. Louis F. Centofanti     Dr. Centofanti has served as Chairman of  the  Board since  he joined the  Company  in
Chairman of the Board       February 1991. Dr. Centofanti also served as President and Chief Executive  Officer of
and Director since 1991,    the Company from February  1991  until  September  1995  and  again  in March 1996 was
Age:  63                    elected to serve as President and Chief Executive Officer  of  the Company. From  1985
                            until joining the Company, Dr. Centofanti  served  as  Senior Vice President of USPCI,
                            Inc., a large  hazardous waste  management  company,  where  he  was  responsible  for managing  the  treatment,  reclamation  and  technical groups within USPCI. In 1981 he founded PPM, Inc., a hazardous waste management company specializing in the  treatment of PCB contaminated oils, which was subsequently sold to USPCI. From 1978 to 1981, Dr.
                            Centofanti served as Regional  Administrator of the U.S.  Department of Energy for the
                            southeastern  region of the United  States.  Dr.  Centofanti has a Ph.D. and a M.S. in
                            Chemistry  from the University of Michigan,  and a B.S. in Chemistry  from  Youngstown
                            State University.

Jon Colin                   Mr. Colin has served as a Director since  December 1996. Mr. Colin is currently  Chief
Director since 1996,        Executive Officer of LifeStar Response Corporation, a position he has held since April
Age: 51                     2002. Mr. Colin served as Chief Operating Officer of LifeStar Response Corporation

                            from October 2000 to April 2002,  and a consultant for LifeStar  Response  Corporation from September 1997 to October 2000.  From 1990 to 1996, Mr. Colin served as President and Chief Executive  Officer for Environmental  Services of America,  Inc., a publicly traded  environmental  services  company.  Mr.  Colin is also a Director  at  LifeStar
                            Response  Corporation  and Bamnet Inc.  Mr.  Colin has a B.S. in  Accounting  from the
                            University of Maryland.

Jack Lahav                  Jack Lahav has served as a  Director  since  September  2001.  Mr.  Lahav is a private
Director since 2001,        investor,  specializing  in launching and growing  businesses.  Mr. Lahav devotes much
Age: 58                     of his time to charitable activities,  serving as president,  as well as, board member of several  charities.  Previously,  Mr. Lahav  founded  Remarkable  Products Inc. and served as its  president  from 1980 to 1993.  Mr. Lahav was also  co-founder  of Lamar
                            Signal Processing, Inc.; president of Advanced Technologies,  Inc., a robotics company and director of Vocaltech  Communications,  Inc. Mr. Lahav served as Chairman of Quigo
                            Technologies  from 2001 to 2004 and is currently  serving as Chairman of Phoenix Audio
                            Technologies and Doclix Inc.

Joe R. Reeder               A Director  since April 2003,  Mr.  Reeder  since April 1999 has been  Shareholder  in
Director since April 2003,  Charge of the  Mid-Atlantic  Region for  Greenberg  Traurig  LLP, one of the  nation's
Age:  59                    largest law firms, with 29  offices and over 1700 attorneys,  worldwide. His clientele has included sovereign nations,  international corporations,  and law firms throughout
                            the U.S.   As   the   14th   Undersecretary   of  the   U.S.   Army   (1993-97),   Mr.
                            Reeder also served  for three years as Chairman of the Panama Canal Commission's Board
                            of Directors,  overseeing a multibillion-dollar  infrastructure  program.   He sits on
                            the Board of Governors of the National Defense Industry  Association (NDIA), the Armed
                            Services  YMCA, the USO, and many other  corporate and charitable  organizations,  and
                            is a  frequent  television  commentator  on legal  and national  security  issues.   A
                            graduate  of West  Point who  served in the 82d  Airborne  Division  following  Ranger
                            School, Mr.  Reeder also  has a J.D. from the  University of Texas and an L.L.M.  from
                            Georgetown University.

Dr.  Charles E. Young Dr.   Charles E. Young has served as a Director  since July 2003. Dr. Young was president of
Director  since July 2003,  the University of Florida,  a position he held from November 1999 to January 2004. Dr.
Age: 75                     Young also served as chancellor of the  University of California at Los Angeles (UCLA)
                            for 29 years until his  retirement in 1997. Dr. Young was formerly the chairman of the
                            Association of American  Universities and served on numerous commissions including the
                            American  Council on Education,  the National  Association of State  Universities  and
                            Land-Grant Colleges, and the Business-Higher  Education Forum. Dr. Young serves on the board of directors of I-MARK,  Inc., a software and professional  services company and
                            AAFL Enterprises,  a sports development  Company. He previously served on the board of directors of Intel Corp.,  Nicholas-Applegate  Growth Equity Fund,  Inc.,  Fiberspace,
                            Inc., and Student Advantage,  Inc. Dr. Young has a Ph.D. and M.A. in political science from UCLA and a B.A. from the University of California at Riverside.

Mark A. Zwecker              Mark Zwecker has served as a Director  since the Company's  inception in January 1991.
Director since 1991,         Mr. Zwecker   has   recently   assumed  the   position  of  Director  of  Finance  for
Age: 56                      Communications  Security  and  Compliance  Technologies,   Inc.,  a  software  company
                             developing  security  products  for the mobile  workforce  and serves as an advisor to
                             Plum  Combustion,  Inc., an engineering  and  manufacturing  company  developing  high
                             performance   combustion   technology.   Mr.   Zwecker  served  as  president  of  ACI
                             Technology,  LLC,  from  1997  until  2006,  and was vice  president  of  finance  and administration  for American  Combustion,  Inc.,  from 1986 until 1998.  In 1983,  Mr.
                             Zwecker  participated  as a founder with  Dr. Centofanti  in the start up of PPM, Inc.
                             He remained with PPM, Inc. until its  acquisition in 1985 by USPCI.  Mr. Zwecker has a
                             B.S. in Industrial and Systems  Engineering  from the Georgia  Institute of Technology and an M.B.A. from Harvard University.

Larry M.Shelton              Mr.  Shelton  has served as a Director  since  July  2006,  as a result of Mr.  Alfred
Director since July 2006,    Warrington's  retirement  from the Board.  Mr.  Shelton is currently  Chief  Financial
Age: 53                      Officer of S K Hart Management,  LC, an investment  holding company.  He has held this position since 1999. Mr.  Shelton was Chief  Financial  Officer of Envirocare of Utah,
                             Inc., a waste  management  company  from 1995 until 1999.  Mr.  Shelton  serves on the
                             Board  of  Directors  of  Subsurface   Technologies,   Inc.,  and  Pony  Express  Land
                             Development Inc.  Mr. Shelton has a B.A. in accounting from the University of Oklahoma

Robert L. Ferguson           Mr.  Ferguson was nominated to serve as a Director in June 2007 in connection with the
Nominated June 2007          closing   of  the   acquisition   by  the   Company  of   Nuvotec   and   PEcoS.   Mr.
Age: 74                      Ferguson currently  serves  as Chairman  of the Board of  Directors of  Vivid Learning
                             System,  a  publicly  traded  company.  Mr.  Ferguson  served as CEO and  Chairman  of the Board of Directors of Nuvotec  USA,  Inc. and PEcoS from  December  1998 until its acquisition by  Perma-fix in June  2007. Mr.  Ferguson has over 45 years of management and  technical  experience  in the  government  and  private  sectors.  He  served  as
                             Chairman of the Board of Technical  Resources  International,  Inc.  from 1995 to 1998 and as Corporate VP for Science Applications  International  Corporation following the acquisition of R.L.  Ferguson and  Associates.  He served as the Chairman of the Board for UNC Nuclear  Industries,  Inc. from 1983 to 1985  and served as CEO for Washington
                             Public Power Supply System from 1980 to 1983.  His  government experience from 1961 to
                             1980 includes various  roles for the Atomic Energy Commission, the Energy Research and
                             Development  Administration,  and the U.S.  Department of Energy,  including his  last assignment as Deputy  Assistant  Secretary of Nuclear Reactor  Programs.  Mr. Ferguson
                             served on the Board of British  Nuclear Fuels Inc. and was a founder of Columbia Trust
                             Bank and served as a  Director prior  to its  acquisition by  American West  Bank. Mr.
                             Ferguson received  his B.S. in Physics  from  Gonzaga  University  and attended the US
                             Army Ordnance Guided Missile School, the Oak Ridge School of Reactor  Technology,  and
                             the Federal Executive Institute.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE EIGHT NOMINEES AS THE COMPANY'S DIRECTORS.

Board Independence
The Board of Directors has determined that each of Messrs. Zwecker, Colin, Lahav, Shelton, Reeder, and Young is an "independent director" within the meaning of the applicable Nasdaq Stock Market, Inc. ("NASDAQ") rules and Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

Dr. Centofanti is not considered to be an "independent director" because of his employment as a senior executive of the Company. The Board of Directors also does not consider Mr. Ferguson to be "independent" because (a) he served as the Chief Executive Officer and Chairman of Nuvotec (k/n/a Perma-Fix Northwest, Inc.), our newly acquired subsidiary, (b) as a former shareholder of Nuvotec who is "accredited" under the rules of Regulation D under the Act, the Company paid Mr. Ferguson a total of $224,560 cash and will issue to him 192,783 shares of our Common Stock, (c) he is entitled to receive certain contingent consideration under the terms of the acquisition, and (d) Mr. Ferguson has guaranteed $4.0 million of bank debt and a $1.75 million line of credit assumed by us in the acquisition. The foregoing consideration includes the amounts and shares paid and payable to entities controlled by Mr. Ferguson. See "Certain Relationships and Related Transaction ? Nuvotec and PEcoS" for a discussion of certain transactions with Mr. Ferguson.

Meetings and Committees of the Board of Directors
During 2006, the Board of Directors held seven meetings. No Director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2006, except Mr. Jack Lahav and Mr. Joe Reeder, who were only able to attend 53% of the Board meetings and committee meetings on which they serve. Although the Company does not currently have a policy with respect to the attendance of its directors at annual meetings, the Company encourages each of its Directors to attend whenever possible. During 2006, all Board of Directors attended our Annual Meetings of Shareholders held on July 27, 2006, except for Mr. Chuck Young and Mr. Joe Reeder. The Board of Directors has an Audit Committee, Compensation and Stock Option Committee and a Corporate Governance and Nominating Committee.

Audit Committee:
The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor's qualifications and independence, the performance of the Company's internal audit function and independent auditor, and the Company's compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

      o appoints, evaluates, and approves the compensation of, the Company's independent auditor;

      o     pre-approves all auditing services and permitted non-audit services;

      o annually considers the qualifications and independence of the independent auditors;

      o reviews recommendations of independent auditors concerning the Company's accounting principles, internal controls and accounting procedures and practices;

      o     reviews and approves the scope of the annual audit;

      o reviews and discusses with the independent auditors the audited financial statements; and

      o     performs  such  other  duties as set  forth in the  Audit  Committee
            Charter.

The Audit Committee acts under an Audit Committee Charter that was adopted by the Board of Directors on February 27, 2003, which replaced its previous charter. A copy of the Audit Committee Charter is available on the website at www.perma-fix.com. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns by employees of the Company regarding accounting or auditing matters.

The Audit Committee members during 2006 were Mark Zwecker (Chairperson), Jon Colin and Larry Shelton. The Board of Directors has determined that each of the three members of the Audit Committee is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee meets at least quarterly and at such additional times as necessary or advisable and held six meetings in 2006.

Compensation and Stock Option Committee:
The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all of the Company's officers and reviews general policy matters relating to compensation and benefits of the Company's employees. The Committee also administers the Company's stock option plans. The members of the Compensation and Stock Option Committee during 2006 were Jack Lahav (Chairperson), Jon Colin, Joe Reeder, and Dr. Charles Young. The Compensation and Stock Option Committee held four meetings in 2006.

Corporate Governance and Nominating Committee:
The Corporate Governance and Nominating Committee recommends to the Board of Directors candidates to fill vacancies on the Board, as well as, the nominees for election as the Company's directors by the stockholders at each annual meeting of stockholders. Members of the Nominating Committee during 2006 were Dr. Charles Young (Chairperson), Jack Lahav, Joe Reeder, and Larry Shelton. The Corporate Governance and Nominating Committee meets at least quarterly and as such times as necessary or advisable and held four meetings in 2006. The Corporate Governance and Nominating Committee adopted a Corporate Governance and Nominating Committee Charter, which is available on our website at www.perma-fix.com. All members of the Corporate Governance and Nominating Committee are "independent" as that term is defined by the current NASDAQ listing standards.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of any director candidate recommended by security holders, because our Board of Directors believes that our by-laws and the procedures noted below provide sufficient guidance for the consideration of such persons so recommended. Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received in writing, together with all of the information described below as to the person so recommended, 120 days in advance of the annual meeting of stockholders. The Committee will consider appropriate factors such as experience with other organizations, skills, diversity, integrity, judgment and independence. Recommendations should be made in compliance with the Company's by-laws and be addressed to the Nominating Committee at the Company's address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies for the election of such nominee, including the nominee's written consent to serve as a director if so elected. If the chairman of the Meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded.

Code of Ethics
We have adopted a Code of Ethics that applies to all our executive officers. Our Code of Ethics is available on our website at www.perma-fix.com. If any amendments are made to the Code of Ethics or any grants of waivers are made to any provision of the Code of Ethics to any of our executive officers, we will promptly disclose the amendment or waiver and nature of such amendment of waiver on our website.

Compensation of Directors
Directors who are employees receive no additional compensation for serving on the board of directors or its committees. In 2006, we provided the following annual compensation to directors who are not employees: (1) Each of our non-employee directors reelected was awarded options to purchase 12,000 shares of our Common Stock and our newly elected director was awarded options to purchase 30,000 shares of our Common Stock. The grant date fair value of each option award received by our non-employee directors was $1.742 per share, based on the date of grant, pursuant to Statement of Financial Accounting Standard 123R (SFAS 123R); (2) The number of shares of Common Stock awarded under the 2003 Outside Director Plan for director fees earned is based on 75% of the closing market price of our Common Stock as reported on NASDAQ as determined on the business day immediately preceding the date the quarterly director fees is due. The stock award is granted in lieu of cash compensation and is fully vested upon grant. The table below summarizes the director compensation expenses recognized by the Company for the director option and stock (resulting from fees earned) awards. The terms of the 2003 Outside Directors Plan are further described below under "2003 Outside Directors Plan".

                           Director Compensation Table

                                                                           Change in
                                                                            Pension
                                                                           Value and
                                                            Non-Equity    Non-Qualified
                                                             Incentive     Deferred
                            Fees Earned                        Plan         Compen-      All Other
                              or Paid     Stock     Option    Compen-       sation        Compen-
Name                          In Cash     Awards    Awards    sation        Earnings      sation    Total
---------------------------  --------     ------     ------   ------        --------     --------   ------
                               ($)        ($)(2)     ($)(3)     ($)            ($)          ($)       ($)
Mark Zwecker                  10,332     25,583     20,904     --              --           --      56,819
Alfred C. Warrington,IV (1)       --     34,402       --       --              --           --      34,402
Jon Colin                         --     24,001     20,904     --              --           --      44,905
Jack Lahav                        --     24,001     20,904     --              --           --      44,905
Joe R. Reeder                     --     24,001     20,904     --              --           --      44,905
Charles E. Young               1,575     21,902     20,904     --              --           --      44,381
Larry M. Shelton (1)           2,705      6,700     52,260     --              --           --      61,665



(1) Mr. Alfred Warrington resigned as a member of the Board, effective July 27, 2006. Mr. Larry Shelton was subsequently elected as Board of Director on July 27, 2006

(2) The number of shares of Common Stock comprising stock awards granted under the 2003 Outside Directors Plan is calculated based on 75% of the closing market value of the Common Stock as reported on the NASDAQ on the business day immediately preceding the date that the quarterly fee is due.

(3) Option granted under the Company's 2003 Outside Director Plan resulting from reelection of Board of Directors on July 27, 2006. Options are for a 10 year period with exercise price of $2.15 per share and are fully vested in six months from grant date. Option Award is calculated based on the fair value of the option per share ($1.742) on the date of grant pursuant to Statement of Financial Accounting Standard 123R ("SFAS 123R"). In 2006, the option expense recognized for financial statement purposes totaled $133,000. The remaining $24,000 option expense was recognized in January 2007, upon vesting of the stock option, pursuant to SFAS 123R.

2003 Outside Directors Plan
In 2006, we paid our outside directors fees of $1,500 for each month of service. We compensate our Audit Committee Chairman an additional $2,250 for each month of service as Chairman, as a result of the additional responsibilities placed on that position. Other than the additional fees for the Chairman of the Audit Committee, the outside directors do not receive additional compensation for committee participation or special assignment. As a member of the Board of Directors, each Director elects to receive either 65% or 100% of the director's fee in shares of our Common Stock based on 75% of the fair market value of the Common Stock determined on the business day immediately preceding the date that the quarterly fee is due. In 2006, the fees earned by our outside directors totaled $175,000. The balance of each director's fee, if any, is payable in cash. The aggregate amount of accrued directors' fees at December 31, 2006, to be paid during 2007 to the six outside directors (Colin, Lahav, Reeder, Shelton, Young and Zwecker) was $64,000. Reimbursements of expenses for attending meetings of the Board are paid in cash at the time of the applicable Board meeting. Although Dr. Centofanti is not compensated for his services provided as a director, Dr. Centofanti is compensated for his services rendered as an officer of the Company. See "EXECUTIVE COMPENSATION -- Summary Compensation Table."

We believe that it is important for our directors to have a personal interest in our success and growth and for their interests to be aligned with those of our stockholders. Therefore, under our 2003 Outside Directors Stock Plan ("2003 Directors Plan"), each outside director is granted a 10 year option to purchase up to 30,000 shares of Common Stock on the date such director is initially elected to the Board of Directors, and receives on each reelection date an option to purchase up to another 12,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. No option granted under the 2003 Directors Plan is exercisable until after the expiration of six months from the date the option is granted and no option shall be exercisable after the expiration of ten years from the date the option is granted. Options to purchase 324,000 shares of Common Stock were granted and are outstanding under the 2003 Directors Plan.

As of the date of this report, we have issued 299,485 shares of our Common Stock in payment of director fees under the 2003 Directors Plan, covering the period October 1, 2002, through December 31, 2006.

In the event of a change of control (as defined in our option plans) of the Company, each outstanding option and award granted under the plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

Communications with the Board
The Company's Board of Directors believes that it is important for the Company to have a process that enables stockholders to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Corporation, at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350. The mailing envelope must clearly indicate that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. The Secretary of the Corporation will make copies of all such letters and circulate them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation
During 2006, the Compensation and Stock Option Committee for our Board of Directors was composed of Jack Lahav, Jon Colin, Joe Reeder, and Dr. Charles E. Young. None of the members of the Compensation and Stock Option Committee has been an officer or employee of the Company or has had any relationship with the Company requiring disclosure under the SEC regulations.

Family Relationships
There are no family relationships between any of the Company's existing Directors, executive officers, or persons nominated or chosen to become a Director or executive officer. Dr. Centofanti is the only Director who is the Company's employee.

Certain Relationships and Related Transactions
The Company's Audit Committee acts under its Audit Committee Charter and reviews all related party transactions involving our directors and executives.

Lawrence Properties
During February 2006, our Board of Directors approved and Perma-Fix Environmental Services, Inc. entered into a lease agreement, whereby we will lease property from, Lawrence Properties LLC, a company jointly owned by the president of Schreiber, Yonley and Associates, Robert Schreiber, Jr. and his spouse. Mr. Schreiber is a member of our executive management team. The lease is for a term of five years and will begin on June 1, 2006. We will pay monthly rent expense of $10,000, which we believe is lower than costs charged by unrelated third party landlords. Additional rent would be assessed for any increases over the initial lease commencement year, to property taxes or assessments and property and casualty insurance premiums.

Mill Creek Environmental Services, Inc.
We utilize the remediation and analytical services of Mill Creek Environmental Services, Inc., which is owned principally by the son and daughter-in-law of our CEO, Dr. Louis Centofanti. Mill Creek has provided assistance in developing remediation plans, completing a permit renewal and modification application, and groundwater investigations at one of our remediation sites. The majority of these services we are unable to perform ourselves. Our purchases from or services provided to us by Mill Creek during 2006, 2005 and 2004 totaled $1,700, $230,000, and $118,000 respectively. We believe that the rates we receive are competitive and comparable to rates we would receive from unaffiliated third party vendors.

Capital Bank-GRAWE Gruppe
As of June 1, 2007, Capital Bank represents to us that it owns of record, as agent for certain accredited investors, 4,863,151 shares of Common Stock, representing 9.32% of our issued and outstanding Common Stock. During 2006, Capital Bank exercised the right to acquire 2,548,084 shares of our Common Stock, as agent for its investors. The aggregate proceeds paid to the Company was $4,459,147, or $1.75 per share.

Capital Bank has advised us that it is a banking institution regulated by the banking regulations of Austria, which holds shares of our Common Stock on behalf of numerous investors. Capital Bank asserts that it is precluded by

Austrian law from disclosing the identities of its investors, unless so approved by each such investor. Certain of its investors gave Capital Bank permission to disclose their identities in order to be included as Selling Stockholders in our Form S-3 Registration Statement, effective November 22, 2002. Capital Bank has represented that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised us that none of its investors beneficially own more than 4.9% of our Common Stock.

Capital Bank has further informed us that its clients (and not Capital Bank) maintain full voting and dispositive power over such shares. Consequently, Capital Bank has advised us that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3, of the shares of our Common Stock registered in the name of Capital Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. Capital Bank has informed us that it does not believe that it is required to file, and has not filed, any reports under Forms 3, 4, or 5 as required by Section 16(a) of the Exchange Act or to file either Schedule 13D or Schedule 13G in connection with the shares of our Common Stock registered in the name of Capital Bank.

If the representations or information provided by Capital Bank are incorrect or if Capital Bank was historically acting on behalf of its investors as a group, rather than on behalf of each investor independent of other investors, Capital Bank and/or the investor group could have become a beneficial owner (as that term is defined under Rule 13d-3 as promulgated under the Exchange Act of more than 10% of our Common Stock.

Because Capital Bank (a) has advised us that it holds the Common Stock as a nominee only and that it does not exercise voting or investment power over the Common Stock held in its name and that no one investor of Capital Bank for which it holds our Common Stock holds more than 4.9% of our issued and outstanding Common Stock and (b) has not nominated, and has not sought to nominate, and does not intend to nominate in the future, any person to serve as a member of our Board of Directors, we do not believe that Capital Bank is our affiliate.

Nuvotec and PEcoS
On June 13, 2007, the Company acquired Nuvotec and its wholly owned subsidiary, PEcoS, by merger pursuant to the terms of a Merger Agreement, between the Company, the Company's wholly owned subsidiary, PESI Transitory, Inc., Nuvotec, and PEcoS. The acquisition resulted in PESI transitory being merger into Nuvotec (whose name was changed to Perma-Fix Northwest, Inc.), Perma-Fix Northwest becoming a wholly owned subsidiary of the Company, and PEcoS remaining a wholly-owned subsidiary of PESI Northwest.

Prior to the merger, Robert L. Ferguson was a significant shareholder of Nuvotec and the Chairman and Chief Executive Officer of Nuvotec and PEcoS. As consideration for the merger, (a) the Company paid to Mr. Ferguson and entities controlled by him, as accredited stockholders in Nuvotec, a total of $224,560 cash at the closing and will issue to him and the entities controlled by him a total of 192,783 shares of Company common stock, and (b) Mr. Ferguson is entitled to receive (i) approximately $500,000, payable in four annual installments beginning June 2008, and (ii) if Perma-Fix Northwest and PEcoS attain certain financial thresholds, an earn-out of up to $936,760, payable over a four year period, beginning June 2008. These payments represent Mr. Ferguson's proportionate share of the consideration paid or payable to the former Nuvotec stockholders that qualified as accredited investors under Rule 501 of Regulation D promulgated under the Act.

In connection with the merger, Mr. Ferguson and another former officer, director and stockholder of Nuvotec guaranteed $4.0 million owing by Perma-Fix Northwest to KeyBank National Association. He and the other former Nuvotec principal also guaranteed Perma-Fix Northwest's $1.75 million letter of credit with KeyBank.

Mr. Ferguson, along with the other former directors and executive officers of Nuvotec and PEcoS, has released Perma-Fix Northwest, PEcoS, and Perma-Fix Transitory from all claims arising against them arising prior to the closing of the merger, including any claims for indemnification under the charter and bylaws of Nuvotec and PEcoS. Mr. Ferguson is also subject to a one-year non-compete agreement with PEcoS. The releases and the non-compete agreement were conditions to the closing of the merger.

In connection with the merger, the Company agreed to increase the number of its directors from seven to eight and to take reasonable action to nominate and recommend Mr. Ferguson for election as a member of the Company's board of directors. Accordingly, Mr. Ferguson has been nominated by our Corporate Governance and Nominating Committee for election to the Board at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers and directors and beneficial owners of more than 10% of our Common Stock to file reports of ownership and changes of ownership of our Common Stock with the Securities and Exchange Commission, and to furnish us with copies of all such reports. Based solely on a review of the copies of such reports furnished to us and written information provided to us, we believe that during 2006 none of our executive officers and directors failed to timely file reports under Section 16(a), except Robert Schreiber, Jr. inadvertently failed to timely file a Form 4 to report one transaction.

Capital Bank-GRAWE Gruppe AG ("Capital Bank") has advised us that it is a banking institution regulated by the banking regulations of Austria, which holds shares of our Common Stock as agent on behalf of numerous investors. Capital Bank has represented that all of its investors are accredited investors under Rule 501 of Regulation D promulgated under the Act. In addition, Capital Bank has advised us that none of its investors, individually or as a group, beneficially own more than 4.9% of our Common Stock. Capital Bank has further informed us that its clients (and not Capital Bank) maintain full voting and dispositive power over such shares. Consequently, Capital Bank has advised us that it believes it is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of our Common Stock registered in the name of Capital Bank because it has neither voting nor investment power, as such terms are defined in Rule 13d-3, over such shares. Capital Bank has informed us that it does not believe that it is required (a) to file, and has not filed, reports under Section 16(a) of the Exchange Act or (b) to file either Schedule 13D or Schedule 13G in connection with the shares of our Common Stock registered in the name of Capital Bank.

If the representations, or information provided, by Capital Bank are incorrect or Capital Bank was historically acting on behalf of its investors as a group, rather than on behalf of each investor independent of other investors, then Capital Bank and/or the investor group would have become a beneficial owner of more than 10% of our Common Stock on February 9, 1996, as a result of the acquisition of 1,100 shares of our Preferred Stock that were convertible into a maximum of 1,282,798 shares of our Common Stock. If either Capital Bank or a group of Capital Bank's investors became a beneficial owner of more than 10% of our Common Stock on February 9, 1996, or at any time thereafter, and thereby required to file reports under Section 16(a) of the Exchange Act, then Capital Bank has failed to file a Form 3 or any Forms 4 or 5 for period from February 9, 1996, until the present.

Audit Committee Report
The Audit Committee is responsible for providing independent objective oversight of the Company's accounting functions and internal controls. In accordance with rules adopted by the Commission, the Audit Committee of the Company states that:

o The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2006.

o The Audit Committee has discussed with BDO Seidman, LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 ("Communications with Audit Committees"), as modified or supplemented.

o The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP, required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as modified or supplemented, and has discussed with BDO Seidman, LLP, the independent registered public accounting firm`s independence.

In connection with the Audit Committee's discussion with BDO Seidman, LLP, as described above, the Audit Committee discussed and considered (a) that approximately 8% and 7% of the total hours spent on audit services for the Company for the year ended December 31, 2006, were spent by Cross, Fernandez & Riley, LLP ("CFR") and McLeod and Company, respectively, members of the BDO Seidman, LLP alliance network of firms, and (b) the nature and scope of the non-audit services performed by CFR, and determined that the audit and non-audit services provided by BDO Seidman, LLP, CFR, and McLeod and Company were compatible with maintaining the independence of BDO Seidman, LLP.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form

10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also appointed BDO Seidman, LLP as the Company's independent registered public accounting firm for 2007.

This report is submitted on behalf of the members of the Audit Committee:

                                               Mark Zwecker (Chairperson)
                                               Jon Colin
                                               Larry Shelton

The Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

EXECUTIVE OFFICERS
The following table sets forth, as of the date hereof, information concerning our executive officers:

NAME                                  AGE    POSITION
----                                  ---    --------
Dr. Louis F. Centofanti                63    Chairman of the Board, President and Chief Executive Officer
Mr. Steven Baughman                    48    Chief Financial Officer, Vice President, and Secretary
Mr. Larry McNamara                     57    Chief Operating Officer
Mr. Robert Schreiber, Jr.              56    President of SYA, Schreiber, Yonley & Associates, a subsidiary of the
                                             Company, and Principal Engineer

Dr. Louis F. Centofanti
See "Election of Directors" for further information on Dr. Centofanti.

Mr. Steven Baughman
Mr. Baughman has served as Vice President and Chief Financial Officer since May 15, 2006. Mr. Baughman was previously employed by Waste Management, Inc. from 1994 to 2005, serving in various capacities, including: Vice President Finance, Control and Analysis from 2001 to 2005, and Vice President, International Controller from 1999 to 2001. Mr. Baughman has BS degrees in Accounting and Finance from Miami University (Ohio), and is a Certified Public Accountant.

Mr. Larry McNamara
Mr. McNamara has served as Chief Operating Officer since October 2005. From October 2000 to October 2005, he served as President of the Nuclear Waste Management Services segment. From December 1998 to October 2000, he served as Vice President of the Company's Nuclear Waste Management Services Segment. Between 1997 and 1998, he served as Mixed Waste Program Manager for Waste
Control Specialists (WCS) developing plans for the WCS mixed waste processing facilities, identifying markets and directing proposal activities. Between 1995 and 1996, Mr. McNamara was the single point of contact for the DOD to all state and federal regulators for issues related to disposal of Low Level Radioactive Waste and served on various National Committees and advisory groups. Mr. McNamara served, from 1992 to 1995, as Chief of the Department of Defense Low Level Radioactive Waste office. Between 1986 and 1992, he served as the Chief of Planning for the Department of Army overseeing project management and program policy for the Army program. Mr. McNamara has a B.S. from the University of Iowa.

Mr. Robert Schreiber, Jr.
Mr. Schreiber has served as President of SYA since the Company acquired the environmental engineering firm in 1992. Mr. Schreiber co-founded the predecessor of SYA, Lafser & Schreiber in 1985, and served in several executive roles in the firm until our acquisition of SYA. From 1978 to 1985, Mr. Schreiber served as Director of Air programs and all environmental programs for the Missouri Department of Natural Resources. Mr. Schreiber provides technical expertise in wide range of areas including the cement industry, environmental regulations and air pollution control. Mr. Schreiber has a B.S. in Chemical Engineering from the University of Missouri - Columbia.

Resignation of Chief Financial Officer
On March 23, 2006, Mr. Richard T. Kelecy tendered his resignation as Chief Financial Officer, Vice President, and Secretary of the Board of Directors of the Company. Mr. Kelecy's resignation from his positions and as an executive officer became effective as of April 5, 2006. Mr. Kelecy continued as a part time employee, to assist the Company in its transition, until September 2006.

Resignation of Interim Chief Financial Officer
Mr. David Hansen, was appointed by the Company's Board of Directors to serve as Interim Chief Financial Officer from May 4 to May 15 upon resignation of Mr. Richard T. Kelecy. Mr. Hansen had been with the Company since October 1995, and served in various capacities within the company, including Vice President Corporate Controller/Treasurer. Mr. Hansen resigned from the Company effective June 2, 2006 and remained as a part time employee through August 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
The Company's long-term success depends on our ability to efficiently operate our facilities, evaluate strategic acquisitions within the Nuclear and Industrial segments of our Company, and to continue to research and develop innovative technologies in the treatment of nuclear waste, mixed waste and industrial waste. To achieve these goals, it is important that we be able to attract, motivate, and retain highly talented individuals who are committed to the Company's values and goals.

The Compensation and Stock Option Committee (for purposes of this analysis, the "Committee") of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company's compensation philosophy. The Committee does not have a charter. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the named executive officers are similar to those provided to other executive officers at similar sized companies and industries.

Compensation Philosophy and Objectives
The Committee bases its executive compensation program on the objectives of the Company. The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives' interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Committee evaluates both executive performance and compensation to ensure that the Company maintains its ability to attract superior employees in key positions and to remain competitive relative to the compensation paid to similarly  situated  executives of our peer  companies.  The Committee  believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and equity-based compensation that provide rewards for performance as measured against established goals. The Committee bases it executive compensation program on the following criteria:

      o Compensation should be based on the level of job responsibility, executive performance, and company performance. Executive officers' pay should be more closely linked to company performance than that of other employees because the executive officers have a greater ability to affect results of the Company.

      o Compensation should be competitive with compensation offered by other companies that compete with us for talented individuals.

      o     Compensation should reward performance.

      o Compensation should motivate executives to achieve the Company's strategic and operational goals.

Role of Executive Officers in Compensation Decisions
The Committee approves all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all officers of the Company. Decisions regarding the non-equity compensation of other officers are made by the Chief Executive Officer.

The Chief Executive Officer annually reviews the performance of each of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). Based on such reviews, the Chief Executive Officer presents a recommendation to the Committee, which may include salary adjustments, bonus and equity based awards, and annual awards. The Committee exercises its discretion in accepting or modifying all such recommendations.

The Committee's Processes
The Compensation Committee has established certain processes designed to achieve the Company's executive compensation objectives. These processes include the following:

      o Company Performance Assessment. The Committee assesses the Company's performance in order to establish compensation ranges and, as described below, to assist the Committee in establishing specific performance measures that determine incentive compensation under the Company's Executive Management Incentive Plan. For this purpose, the Company considers numerous measures of performance of both the Company and industries with which the Company competes.

      o Individual Performance Assessment. Because the Committee believes that an individual's performance should effect an individual's compensation, the Committee evaluates each named executive officer's performance. With respect to the named executive officers, other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer. With respect to all named executive officers, the Committee exercises its judgment based on its interactions with the executive officer, such officer's contribution to the Company's performance and other leadership achievements.

      o Peer Group Assessment. The Committee benchmarks the Company's compensation program with a group of companies against which the Committee believes the Company competes for talented individuals (the "Peer Group"). The composition of the Peer Group is periodically reviewed and updated by the Committee. The companies currently comprising the Peer Group are Clean Harbors, Inc. and American Ecology Corporation. The Committee considers the company's executive compensation programs as a whole and the compensation of individual officers if job responsibilities are meaningfully similar. The Committee sets compensation for executive officers at levels paid to similarly situated executives of the companies comprising the Peer Group. This Committee considers individual factors such as experience level of the individual and market conditions. The Committee believes that the Peer Group comparison helps insure that the Company's executive compensation program is competitive with other companies in the industry.

2006 Executive Compensation Components
For the fiscal year ended December 31, 2006, the principal components of compensation for executive officers were:

      o     base salary;
      o     performance-based incentive compensation;
      o     long term incentive compensation;
      o     retirement and other benefits; and
      o     perquisites and other personal benefits.

Base Salary
The Company provides the named executive officers, other officers, and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data.

During its review of base salaries for executives, the Committee primarily considers:

      o     market data;

      o internal review of the executive's compensation, both individually and relative to other officers; and

      o     individual performance of the executive.

Salary levels are typically considered annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of members of the executive are based on the Committee's assessment of the individual's performance.

Performance-Based Incentive Compensation
The Committee has the latitude to design cash and equity-based incentive compensation programs to promote high performance and achievement of the Company's goals by Directors and the named executives, encourage the growth of stockholder value and allow employees to participate in the long-term growth and profitability of the Company. The Committee may grant stock options and/or performance bonuses. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate. In addition, the Chief Executive Officer has discretionary authority to grant stock options to certain high-performing executives.

All awards of shares of the Company's stock options under the aforementioned programs are made at or above the market price at the time of the award. Newly hired or promoted executives, other than executive officers, receive their award of stock options following their hire or promotion. Grants of stock options to newly hired executive officers who are eligible to receive them are made at the next regularly scheduled Committee meeting following their hire date.

Executive Management Incentive Plan
In 2005, the Board of Directors adopted the Executive Management Incentive Plan (the "MIP"), which became effective January 1, 2006, for the Company's Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. The MIP is an annual cash incentive program under the management incentive plans. The MIP provides guidelines for the calculation of annual cash incentive based compensation, subject to Committee oversight and modification. The Committee considers whether an MIP should be established for the next succeeding year and, if so, approves the group of employees eligible to participate in the MIP for that year. The MIP includes various incentive levels based on the participant's responsibilities and impact on Company operations, with target award opportunities that are established as a percentage of base salary. These targets range from 26% of base salary to 50% of base salary for the Company's named executive officers.

For fiscal 2006, 70% of a named executive officer's MIP award was based upon achievement of corporate financial objectives relating to revenue and net income targets, with each component accounting for 15% and 55%, respectively, of the total corporate financial objective portion of the MIP award. The remaining 30% of an executive's MIP award was based upon health & safety incidents and permit & license compliance targets. Each year, the Committee sets target and maximum levels for each component of the corporate financial objective portion of the MIP. Payments of awards under the MIP are contingent upon the achievement of such objectives for the current year. Executive officers participating in the MIP receive:

      o no payment for the corporate financial objective portion of the MIP award, unless the Company achieves the target performance level (as computed for the total corporate financial objective portion);

      o a payment of at least 100% but less than 175% of the target award opportunity for the corporate financial objective portion of the MIP award if the Company achieves or exceeds the target performance level but does not attain the maximum performance level; and

      o a payment of 175% of the target award opportunity for the corporate financial objective portion of the MIP award if the Company achieves or exceeds the maximum performance level.

Upon completion of each fiscal year, the Committee assesses the performance of the Company for each corporate financial objective of the MIP comparing the actual fiscal year results to the pre-determined target and maximum levels for each objective and an overall percentage amount for the corporate financial objectives is calculated.

Generally, the Committee sets the target level for earnings using the Company's annually approved budget for the upcoming fiscal year. Minimum target objectives are set between 80% - 100% of the Company's budget. Maximum earnings objectives are set at 161% or higher of the company's budget. In making the annual determination of the target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. The Committee generally sets the target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

Each of the executive officers for the fiscal year ended December 31, 2005, received the following payments in February 2006 under the MIP for fiscal 2005 performance.

                                                2005 MIP
                     Name                      Bouns Award
                     ------------------------  -----------

                     Dr. Louis F. Centofanti     $    --
                     Steven T. Baughman          $    --
                     Larry McNamara              $35,550
                     Robert Schreiber, Jr        $ 2,200



Awards made to Executive officers under the MIP for performance in 2006 are reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table in this section.

Long-Term Incentive Compensation

Employee Stock Option Plan
The 2004 Stock Option Plan (the "Option Plan") encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company. Stock options succeed by delivering value to the executive only when the value of the Company's stock increases. The Option Plan authorizes the grant of non-qualified stock options and incentive stock options for the purchase of Common Stock.

The Option Plan assists the Company to:

      o enhance the link between the creation of stockholder value and long-term executive incentive compensation;

      o     provide an opportunity for increased equity ownership by executives;
            and

      o     maintain competitive levels of total compensation.

Stock option award levels are determined based on market data, vary among participants based on their positions within the Company and are granted at the Committee's regularly scheduled March meeting. Newly hired or promoted executive officers who are eligible to receive options are awarded such options at the next regularly scheduled Committee meeting following their hire or promotion date.

Options are awarded with an exercise price equal to the closing price of the Company's Common Stock on the date of the grant as reported on the NASDAQ. In certain limited circumstances, the Committee may grant options to an executive at an exercise price in excess of the closing price of the Company's Common Stock on the grant date. The Committee will not grant options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

The stock options granted prior to 2006 generally have a ten year term with annual vesting of 20% over a five year period. In anticipation of the adoption of SFAS 123R, which the Company adopted effective January 1, 2006, on July 28, 2005, the Committee approved the acceleration of all outstanding and unvested options as of the approval date. The options granted in 2006 by the Committee are for a six year term with vesting period of three years at 33.3% increment per year. Vesting and exercise rights cease upon termination of employment except in the case of death or retirement (subject to a six month limitation), or disability (subject to a one year limitation). Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option.

Retirement and Other Benefits

401(k) Plan
We adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the "401(k) Plan") in 1992, which is intended to comply with Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974. All full-time employees who have attained the age of 18 are eligible to participate in the 401(k) Plan. Participating employees may make annual pretax contributions to their accounts up to 100% of their compensation, up to a maximum amount as limited by law. We, at our discretion, may make matching contributions based on the employee's elective contributions. Company contributions vest over a period of five years. We currently match 25% of our employees' contributions. We contributed $378,000 in matching funds during 2006.

Perquisites and Other Personal Benefits
The Company provides executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. The executive officers are provided an auto allowance.

Employment Agreement and Change-in Control Arrangements
On March 1, 2007, the Board of Directors approved for the Company to enter into employment agreements with its named executives, subject to finalization of certain of its material terms, including, but not limited to, the formula for paying year-end incentive bonuses. As of the date of this Proxy Statement, the terms of the employment agreements have not been finalized, and none of our named executives has entered into any employment agreement with the Company.

It is anticipated that such proposed employment agreements, if completed, would be effective for three years, unless earlier terminated by the Company with or without cause or by the executive officer for "good reason" or any other reason. If the executive officer's employment is terminated due to death, disability or for cause, it is anticipated that the Company would pay to the executive officer or to his estate a lump sum equal to the sum of any unpaid base salary through the date of termination, any earned or unpaid incentive bonus, and any benefits due to the executive officer under any employee benefit plan, excluding any severance program or policy (the "Accrued Amounts").

If the executive officer terminates his employment for good reason, it is anticipated that the employment agreements will provide that the Company would be required to pay the executive officer a sum equal to the total Accrued Amounts and one year of full base salary. If the executive terminates his employment for a reason other than for good reason, it is anticipated that the Company would pay to the executive the amount equal to the Accrued Amounts. The employment agreements would provide, when finalized, that if there is a Change in Control (to be defined in the agreements), that all outstanding stock options to purchase common stock held by the executive officer will immediately become exercisable in full.

Compensation Committee Report
The  Committee  of the Company  has  reviewed  and  discussed  the  Compensation
Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                   THE COMPENSATION AND STOCK OPTION COMMITTEE
                              Jack Lahav, Chairman
                                    Jon Colin
                              Dr. Charles E. Young
                                   Joe Reeder

Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the executive officers for the fiscal years ending December 31, 2004, 2005 and 2006. Currently, the Company does not have any employment agreements with any of the executive officers. When setting total compensation for each of the executive officers, the Committee reviews, among other things, the executive's current compensation, including equity and non-equity based compensation.

Based on the fair value of equity awards granted to executive officers in 2006 and the base salary of the executive officers, "Salary" accounted for approximately 53.3% of the total compensation of the executive officers while non-equity incentive, option award, and other compensation accounted for approximately 46.7% of the total compensation of the executive officers.

                                                                                                     Change in
                                                                                                      Pension
                                                                                                     Value and
                                                                                                      Non-
                                                                                      Non-Equity    Qualified
                                                                                      Incentive     Deferred
                                                                                         Plan        Compen-   All other   Total
                                                               Stock    Option          Compen       sation     Compen-    Compen-
  Name                        Year        Salary      Bonus    Awards   Awards         -sation      Earning     sation     sation
----------------------------------------------------------------------------------------------------------------------------------
                                            ($)          ($)     ($)     ($)(5)          ($)         ($)      ($)(6)        ($)

Dr. Louis Centofanti          2006         232,269        --     --      86,800      143,324 (4)     --       13,601      475,990
  Chairman of the Board,      2005         218,808        --     --          --           --         --       12,500      231,308
  President and Chief         2004         190,000    45,801     --          --           --         --       11,695      247,496
  Executive Officer                                                                                                            --

Steven Baughman (1)           2006         123,077        --     --      87,700       63,709 (4)     --        9,000      283,482
 Vice President and Chief     2005              --        --     --          --           --         --           --           --
  Financial Officer           2004              --        --     --          --           --         --           --           --

Larry McNamara                2006         193,558        --     --     217,000      122,500 (4)     --       12,750      545,804
  Chief Operating Officer     2005         189,761        --     --          --       35,550         --       12,500      237,811
                              2004         173,000    93,913     --          --           --         --       11,569      278,482

Robert Schreiber, Jr.         2006         158,292        --     --      21,700        5,915         --       14,502      200,409
  President of SYA            2005         195,749        --     --          --        2,200         --       14,002      211,951
                              2004         135,394    38,800     --          --           --         --       13,457      187,651

Richard T. Kelecy (2)         2006         123,813        --     --          --           --         --        3,409      127,222
 Vice President and Chief     2005         180,762        --     --          --           --         --       12,500      193,262
  Financial Officer           2004         175,000    35,400     --          --           --         --       12,250      222,650

David Hansen (3)              2006          92,094        --     --       4,340           --         --        1,678       98,112
  Chief Financial Officer     2005         135,000     8,000     --          --           --         --        2,850      145,850
                              2004         135,000    10,000     --          --           --         --        2,132      147,132


(1)   Appointed as Vice President and Chief Financial Officer in May 2006.

(2) Resigned as Chief Financial Officer, Vice President, and Secretary of the Board of Director effective April 5, 2006. Mr. Kelecy continued as a part time employee until September 8, 2006.

(3) Named as Interim Chief Financial Officer from May 4 to May 15 by Board of Director. Mr. Hansen resigned from the Company effective June 2, 2006 and remained as a part time employee through August 31, 2006.

(4) Represents 2006 performance compensation earned in 2006 under the Company's MIP. The amount includes $55,530, $37,693, and $47,463 earned by Dr. Centofanti, Mr. Baughman, and Mr. McNamara, respectively, in 4th quarter of 2006, which was paid on March 15, 2007. The MIP is described under the heading "Executive Management Incentive Plan" in the Compensation Discussion and Analysis.

(5) This amount reflects the expense to the Company for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) of options granted under Stock Option Program in 2006. There was no expense for options granted prior to 2006, which were fully vested prior to 2006, and are not included in these amounts.

(6) Each named executive officer, with the exception of Mr. Hansen, interim Chief Financial Officer, receives a monthly automobile allowance of $750 or a leased vehicle. Also included, where applicable, is our 401(k) matching contribution.


The compensation plan under which the awards in the following table were made are generally described in the "Compensation Discussion and Analysis" section, and include the Company's MIP, which is a non-equity incentive plan, and the Company's 2004 Stock Option Plan, which provides for grant of stock options to our employees.

                        Grant of Plan-Based Awards Table


                                        Estimated Future             Estimated Future Payouts Under  All other   All other
                                             Payouts                             Equity               Stock       Options
                                    Under Non-Equity Incentive                  Incentive            Awards:      Awards:
                                           Plan Awards                         Plan Awards           Number of   Number of
                                   -------------------------------  ------------------------------  Shared of   Securities
                                   Threshold    Target      Maxi-   Threshold    Target  Maxi-mum    Stock or   Underlying
                                       $        $ (1)       mum        $           $        $        Units(#)    Options (#)
                                                           $ (1)
Name                  Grant Date
--------------------  ----------  -------  ----------  ----------  ---------  --------     ------   --------   ----------
Dr. Louis Centofanti   3/2/2006        --          --          --         --        --         --         --      100,000
                          N/A                 117,000     204,748

Steven Baughman        5/15/2006       --          --          --         --        --         --         --      100,000 (2)
                          N/A                  52,000      91,012

Larry McNamara         3/2/2006        --          --          --         --        --         --         --      250,000
                          N/A                 100,000     175,000

Robert Schreiber, Jr.  3/2/2006        --          --          --         --        --         --         --       25,000

Richard T. Kelecy         --           --          --          --         --        --         --         --           --

David Hansen           3/2/2006        --          --          --         --        --         --         --        5,000 (3)


                         Exercise or      Grant
                            Base         Date Fair
                            Price        Value of
                          of Option      Stock and
                         Awards ($/Sh)   Option
                                         Awards


Name
--------------------   --------------     -------
Dr. Louis Centofanti       1.86             .868


Steven Baughman            1.85             .877


Larry McNamara             1.86             .868


Robert Schreiber, Jr.      1.86             .868

Richard T. Kelecy            --                --

David Hansen               1.86             .868

      (1) The amounts shown in column titled "Target" reflects the minimum payment level under the Company's Executive Management Incentive Plan which is paid with the achievement of 80% to 100% of the target amount. The amount shown in column titled "Maximum" reflects the maximum payment level of 175% of the target amount. These amounts are based on the individual's current salary and position.

      (2) Upon his employment with the Company, Mr. Baughman received options to purchase 100,000 shares of the Common Stock of the Company with a grant price equal to $1.85, which was the closing price of the Company's Common Stock on the NASDAQ Stock Exchange on the grant date.

      (3) Named as Interim Chief Financial Officer from May 4 to May 15 by Board of Directors. Mr. Hansen resigned from the Company effective June 2, 2006 and remained as a part-time employee through August 31, 2006. The options granted were forfeited by Mr. Hansen upon his resignation.

During 2006, the named executive officers were granted the number of options noted in the above Grant of Plan-Based Award Table under the Company's 2004 Stock Option Plan. The March 2 and May 15 grants are each for a term of six years and vest over a three year period, at 33.3% increments per year, with exercise price of $1.860 and $1.850, respectively. We calculated a fair value of $0.868 and a fair value of $0.877, respectively, for each share under the grants as of the date of grant, respectively, using the Black-Scholes option pricing model.

Outstanding Equity Awards at Fiscal Year

The following table sets forth the fiscal year-end of unexercised options held by the named executive officers.

                 Outstanding Equity Awards at December 31, 2006



                                     Options Awards                                                       Stock Awards
                                     --------------                                                       ------------

                                                   Equity Incentive                                                     Equity
                                                     Plan Awards:                                                   Incentive Plan
                                       Stock Awards    Number of                         Number of   Market Value    Awards: Number
                         Number of     Number of      Securities                         Shares or   of Shares or     of Unearned
                        underlying     underlying     Underlying                          Units of      Units of     Shares, Units
                        Unexercised   Unexercised     Unexercised   Option               Stock That    Stock That   or Other Rights
                          Options       Options        Unearned    Exercise    Option     Have Not      Have Not     That Have Not
                            (#)         (#) (1)         Options     Price    Expiration   Vested         Vested          Vested
         Name           Exercisable  Unexercisable        (#)        ($)        Date        (#)            ($)             (#)
--------------------    -----------  -------------     ---------   --------  ---------    ---------   -----------    ------------
Dr. Louis Centofanti       100,000         --               --        2.25   10/1/2007       --           --              --
                           100,000         --               --        2.50   10/1/2007       --           --              --
                           100,000         --               --        3.00   10/1/2007       --           --              --
                            75,000         --               --        1.25   4/10/2010       --           --              --
                           100,000         --               --        1.75    4/3/2011       --           --              --
                           100,000         --               --        2.19   2/27/2013       --           --              --
                                --    100,000 (2)           --        1.86    3/2/2012       --           --              --


Steven Baughman                 --    100,000 (3)           --        1.85   5/15/2012       --           --              --


Larry McNamara              50,000         --               --        1.25   4/10/2010       --           --              --
                           120,000         --               --        1.75    4/3/2011       --           --              --
                           100,000         --               --        2.19   2/27/2013       --           --              --
                                --    250,000 (2)           --        1.86    3/2/2012       --           --              --

Robert Schreiber, Jr.       15,000         --               --        1.25  10/14/2008       --           --              --
                            15,000         --               --        1.25   4/10/2010       --           --              --
                            50,000         --               --        1.75    4/3/2011       --           --              --
                            50,000         --               --        2.19   2/27/2013       --           --              --
                              --       25,000 (2)           --        1.86    3/2/2012       --           --              --



                             Equity
                           Incentive
                         Plan Awards:
                          Number of
                           Unearned
                         Shares, Units
                           or Other
                          Rights That
                           Have Not
                            Vested
         Name                 (#)
--------------------      -----------
Dr. Louis Centofanti          --
                              --
                              --
                              --
                              --
                              --
                              --


Steven Baughman               --


Larry McNamara                --
                              --
                              --
                              --

Robert Schreiber, Jr.         --
                              --
                              --
                              --
                              --


      (1) In the event of a change in control (as defined in the Plan) of the Company, each outstanding option and award shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

      (2) Incentive stock option granted on March 2, 2006 under the Company's 2004 Stock Option Plan. The option is for a six year period and vests over a three year period, at 33.3% increments per year.

      (3) Incentive stock option granted on May 15, 2006 under the Company's 2004 Stock Option Plan. The option is for a six year period and vests over a three year period, at 33.3% increments per year.

The following table sets forth the number of options exercised by the named executive officers in 2006:

                     Option Exercises and Stock Vested Table

                                 Option Awards                Stock Awards
------------------------ ----------------------------  -------------------------
                            Number of        Value       Number of    Value
Name                          Shares      Realized On     Shares     Realized
                           Acquired on      Exercise   Acquired on     On
                            Exercises       ($) (3)      Vesting     Vesting
                               (#)                         (#)      ($) (#)
------------------------ --------------- ------------  ------------ ------------

Dr. Louis F. Centofanti         --               --           --        --

Steven Baughman                 --               --           --        --

Larry Mcnamara                  --               --           --        --

Robert Schreiber, Jr.       80,000           64,700           --        --

Richard T. Kelecy (1)      250,000          160,303           --        --

David Hansen (2)            40,000           27,575           --        --


(1) Resigned as Chief Financial Officer, Vice President, and Secretary of the Board of Directors of the Company effective April 5, 2006. Mr. Kelecy continued as a part time employee until September 8, 2006.

(2) Served as Interim Chief Financial Officer from May 4 to May 15, 2006. Mr. Hansen resigned from the Company effective June 2, 2006 and remained as a part time employee through August 31, 2006.

(3) Based on the difference between the closing price of our Common Stock reported on the National Association of Securities Dealers Automated Quotation (`NASDAQ") Capital Market on the exercise date and the exercise price of the option.

Employee Stock Purchase Plan
Our 2003 Employee Stock Purchase Plan ("2003 Purchase Plan") was adopted to provide our eligible employees an opportunity to become stockholders and purchase our Common Stock through payroll deductions. The maximum number of shares issuable under the 2003 Purchase Plan was 1,500,000. The 2003 Purchase Plan authorized the purchase of shares two times per year, at an exercise price per share of 85% of the market price of our Common Stock on the offering date of the period or on the exercise date of the period, whichever is lower.

The first purchase period commenced July 1, 2004. The following table details the total employee stock purchase under the 2003 Purchase Plan.

                                                            Shares
           Purchase Period                Proceeds        Purchased
--------------------------------------   ------------    -----------

July 1 - December 31, 2004               $    47,000        31,287
January 1 - June 30, 2005                     51,000        33,970
July 1 - December 31, 2005                    44,000        31,123
                                         ------------    -----------
                                         $   142,000        96,380
                                         ============    ===========

On May 15, 2006, the Board of Directors of the Company terminated the 2003 Purchase Plan due to lack of employee participation and the cost of managing the plan. Upon termination of the 2003 Purchase Plan, the balance, if any, then standing to the credit of each participant in the participant stock purchase stock purchase account was refunded to the participant.

Equity Compensation Plans
The following table sets forth information as of December 31, 2006, with respect to our equity compensation plans.

                                                                 Equity Compensation Plan
                                      ------------------------------------------------------------------------------
                                                                                         Number of securities
                                                                                         remaining available for
                                                                 Weighted average          future issuance under
                                      Number of securities to      exercise price of        equity compensation
                                      be issued upon exercise        outstanding             plans (excluding
                                       of outstanding options     options, warrants      securities reflected in
           Plan Category                warrants and rights          and rights                 column (a)
------------------------------------  -------------------------  --------------------  -----------------------------
                                                (a)                       (b)                         (c)
Equity compensation plans
   Approved by stockholders                          2,816,750                 $1.86                      1,348,515
Equity compensation plans not
   Approved by stockholders (1)                        300,000                  2.58                             --
                                      -------------------------  --------------------  -----------------------------
Total                                                3,116,750                 $1.93                      1,348,515

(1) These shares are issuable pursuant to options granted to Dr. Centofanti under his prior employment agreement. The options expire in October 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners The table below sets forth information as to the shares of voting securities beneficially owned as of June 1, 2007, by each person known by us to be the beneficial owners of more than 5% of any class of our voting securities.

                                                     Amount and       Percent
                                      Title            Nature of         Of
       Name of Beneficial Owner      Of Class         Ownership       Class (1)
---------------------------------   -----------    ----------------  ---------
Rutabaga Capital Management (2)       Common           5,298,709       10.16%
Heartland Advisors, Inc. (3)          Common           4,375,245        8.39%
Sandler Capital Management (4)        Common           2,857,094        5.48%
Pictet Asset Management, LTD (5)      Common           4,876,460        9.35%
Jeffrey L Gendell, et al(6)           Common           3,738,581        7.17%


(1) The number of shares and the percentage of outstanding Common Stock "beneficially owned" by a person are based upon 52,165,113 shares of Common Stock issued and outstanding on June 1, 2007, and the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within 60 days. Beneficial ownership by our stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act.

(2) This information is based on the Schedule 13F-HR, filed with the Securities and Exchange Commission ("SEC"), on May 11, 2007, which provides that Rutabaga Capital Management, an investment advisor, has sole voting and sole dispositive power over all of these shares. The address of Rutabaga Capital Management is:
64 Broad Street, 3rd Floor, Boston, MA 02109.

(3) This information is based on the Schedule 13F-HR, filed with the Securities and Exchange Commission ("SEC"), on May 15, 2007, which provides that Heartland Advisors, Inc. an investment advisor, has sole voting power over 4,037,045 shares and no voting power over 338,200 shares, but sole dispositive power over 4,375,245 shares. The address of Heartland Advisors, Inc. is: 789 North Water Street, Milwaukee, WI 53202.

(4) This information is based on the Schedule 13F-HR, filed with the Securities and Exchange Commission ("SEC"), on May 15, 2007, which provides that Sandler Capital Management, an investment advisor, has shared voting power and shared dispositive power over all of these shares. The address of Sandler Capital Management is: 711 Fifth Avenue, 15th Floor, New York, NY 10022.

(5) This information is based on the Schedule 13F-HR, filed with the Securities and Exchange Commission ("SEC"), on May 11, 2007, which provides that Pictet Asset Management, LTD, Inc. an investment advisor, has shared dispositive power and no voting power over these shares. The address of Pictet Asset Management, LTD is: Tower 42, level 37, 25 Old Broad Street, London, EC2N 1HQ, United Kingdom.

(6) This information is based on the Schedule 13G, filed with the Securities and Exchange Commission ("SEC"), on May 29, 2007, which provides that Jeffrey L Gendell, as managing member of both Tontine Capital Management, L.L.C. and Tontine Overseas Associates, L.L.C., two investment companies, has shared voting and shared dispositive power over 3,002,825 shares held by Tontine Capital Management, L.L.C. and 735,756 shares held by Tontine Overseas Associates, L.L.C. The address of the business of the reporting person is 55 Railroad Avenue, Greenwich, Connecticut 06830.

Capital Bank represented to us that:
      o Capital Bank holds of record as a nominee for, and as an agent of, certain accredited investors, 4,863,151 shares of our Common Stock.;
      o     All of the Capital Bank's investors are accredited investors;
      o None of Capital Bank's investors beneficially own more than 4.9% of our Common Stock and to its best knowledge, none of Capital Bank's investors act together as a group or otherwise act in concert for the purpose of voting on matters subject to the vote of our stockholders or for purpose of dispositive or investment of such stock;
      o     Capital Bank's investors  maintain full voting and dispositive power over the Common Stock beneficially owned by such investors; and
      o     Capital Bank has neither voting nor investment power over the shares of Common Stock owned by Capital Bank, as agent for its investors.
      o     Capital Bank  believes that it is not required to file reports under
            Section 16(a) of the Exchange Act or to file either  Schedule 13D or
            Schedule 13G in connection with the shares of our Common Stock registered in the name of Capital Bank.
      o Capital Bank is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of Common Stock registered in Capital Bank's name because (a) Capital Bank holds the Common Stock as a nominee only and (b) Capital Bank has neither voting nor investment power over such shares.

If Capital Bank's representations to us described above are incorrect or if Capital Bank's investors are acting as a group, then Capital Bank or a group of Capital Bank's investors could be a beneficial owner of more than 5% of our voting securities. If Capital Bank is deemed the beneficial owner of such shares, the following table sets forth information as to the shares of voting securities that Capital Bank may be considered to beneficially own on June 1, 2007.

                                                  Amount and         Percent
                                   Title          Nature of             Of
Name of Record Owner             Of Class         Ownership         Class (1)
------------------------------  ------------   -----------------    -----------
Capital Bank- GRAWE Gruppe (2)    Common          4,863,151(2)        9.32%

(1) This calculation is based upon 52,165,113 shares of Common Stock issued and outstanding on June 1, 2007 and the number of shares of Common Stock which Capital Bank, as agent for certain accredited investors has the right to acquire within 60 days.

(2) This amount is the number of shares that Capital Bank has represented to us that it holds of record as nominee for, and as an agent of, certain of its accredited investors. As of the date of this Proxy Statement, Capital Bank has no warrants or options to acquire, as agent for certain investors, additional shares of our Common Stocks. Although Capital Bank is the record holder of the shares of Common Stock described in this note, Capital Bank has advised us that it does not believe it is a beneficial owner of the Common Stock or that it is required to file reports under Section 16(a) or Section 13(d) of the Exchange Act. Because Capital Bank (a) has advised us that it holds the Common Stock as a nominee only and that it does not exercise voting or investment power over the Common Stock held in its name and that no one investor of Capital Bank for which it holds our Common Stock holds more than 4.9% of our issued and outstanding Common Stock and (b) has not nominated, and has not sought to nominate, and does not intend to nominate in the future, any person to serve as a member of our Board of Directors, we do not believe that Capital Bank is our affiliate. Capital Bank's address is Burgring 16, A-8010 Graz, Austria.

Security Ownership of Management
The following table sets forth information as to the Common Stock beneficially owned as of June 1, 2007, by each of our Directors and named executive officers and by all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with the rules promulgated under
Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within 60 days.

                                            Number of Shares
                                             Of Common Stock      Percentage of
Name of Beneficial Owner                   Beneficially Owned   Common Stock (1)
--------------------------------------     -------------------  ----------------
Dr. Louis F. Centofanti (2)(3)                 1,450,267   (3)        2.75%
Jon Colin (2)(4)                                 146,142   (4)           *
Jack Lahav (2)(5)                                704,250   (5)        1.35%
Joe Reeder (2)(6)                                302,448   (6)           *
Dr. Charles E. Young (2)(7)                       88,685   (7)           *
Mark A. Zwecker (2)(8)                           319,619   (8)           *
Larry M. Shelton (2)(9)                           30,000   (9)           *
Larry McNamara (2)(10)                           353,333  (10)           *
Robert Schreiber, Jr. (2)(11)                    227,702  (11)           *
Steven Baughman (2)(12)                          333,342  (12)           *
Directors and Executive Officers
 as a Group (10 persons)                       3,955,788  (13)       7.37%
Richard T. Kelecy (2)(14)                         51,947  (14)           *
Robert L. Ferguson (2)(15)                       192,783  (15)           *
*Indicates beneficial ownership of less than one percent (1%).

(1) See footnote (1) of the table under "Security Ownership of Certain Beneficial Owners".

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

(3) These shares  include (i) 537,934  shares held of record by Dr.  Centofanti;
(ii) options to purchase 308,333 shares which are immediately exercisable; (iii) options to purchase 300,000 shares granted pursuant to Dr. Centofanti's prior employment agreement, which are immediately exercisable; and (iv) 304,000 shares held by Dr. Centofanti's wife. Dr. Centofanti has sole voting and investment power of these shares, except for the shares held by Dr. Centofanti's wife, over which Dr. Centofanti shares voting and investment power.

(4) Mr. Colin has sole voting and investment power over these shares which include: (i) 68,142 shares held of record by Mr. Colin, and (ii) options to purchase 78,000 shares of Common Stock, which are immediately exercisable.

(5) Mr. Lahav has sole voting and investment power over these shares which include: (i) 636,250 shares of Common Stock held of record by Mr. Lahav; (ii) options to purchase 68,000 shares, which are immediately exercisable.

(6) Mr. Reeder has sole voting and investment power over these shares which include: (i) 239,448 shares of Common Stock held of record by Mr. Reeder, and
(ii) options to purchase 63,000 shares, which are immediately exercisable.

(7) Dr. Young has sole voting and investment power over these shares which include: (i) 22,685 shares held of record by Dr. Young; and (ii) options to purchase 66,000 shares, which are immediately exercisable.

(8) Mr. Zwecker has sole voting and investment power over these shares which include: (i) 241,619 shares of Common Stock held of record by Mr. Zwecker; and
(ii) options to purchase 78,000 shares, which are immediately exercisable.

(9) Mr. Shelton has sole voting and investment power over these shares which include: options to purchase 30,000 shares, which are immediately exercisable.

(10) Mr. McNamara has sole voting and investment power over these shares which include: options to purchase 353,333 shares, which are immediately exercisable.

(11) Mr. Schreiber has joint voting and investment power, with his spouse, over 89,369 shares of Common Stock beneficially held and sole voting and investment power over options to purchase 138,333 shares, which are immediately exercisable.

(12) Mr. Baughman has sole voting and investment power over these shares which include: (i) 300,009 shares held of record by Mr. Baughman, and (ii) options to purchase 33,333 shares, which are immediately exercisable.

(13) Shares do not reflect shares held of record by Mr. Kelecy as Mr. Kelecy resigned as Chief Financial Officer, Vice President, and Secretary of the Board of Director effective April 5, 2006. Mr. Kelecy continued as a part time employee until September 8, 2006.

(14) Mr. Kelecy has sole voting and investment power over 51,947 shares of Common Stock held of record by Mr. Kelecy. See footnote (13) regarding Mr. Kelecy's resignation, effective April 5, 2006.

(15) Mr Ferguson beneficially owned no shares of Common Stock as of the record date. Upon the closing of the Company's acquisition of Nuvotec USA, Inc. (k/n/a Perma-Fix Northwest, Inc.) on June 13, 2007, Mr. Ferguson became entitled to receive these shares as consideration for his interest in Nuvotec. These shares include (a) 141,719 shares to be issued to Mr. Ferguson, (b) 27,046 shares to be issued to Mr. Ferguson's individual retirement account, over which he possesses voting and dispositive power, and (c) 24,018 shares to be issued to Ferguson Financial Group LLC ("FFG LLC"), of which Mr. Ferguson is the manager with voting and dispositive power over the securities held by FFG LLC.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed BDO Seidman, LLP ("BDO") as independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal year 2007. BDO has been the Company's independent auditor since December 18, 1996. It is expected that representatives of BDO will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the Meeting and entitled to vote is required for adoption of this proposal.

Audit Fees
The aggregate fees and expenses billed by BDO Seidman, LLP ("BDO") for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2006 and 2005, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years, and for review of documents filed with the Securities and Exchange Commission for those fiscal years were approximately $478,000 and $447,000, respectively. Audit fees for 2006 and 2005 include approximately $195,000 and $201,000, respectively, in fees to provide internal control audit services to the Company. Approximately 8% and 46% of the total hours spent on audit services for the Company for the years ended December 31, 2006 and 2005, respectively, were spent by Cross, Fernandez and Riley, LLP ("CFR"), members of the BDO alliance network of firms. Such members are not full time, permanent employees of BDO. In addition, approximately 7% of the total hours spent on audit services for the Company for the year ended December 31, 2006, were spent by McLeod and Company, members of the BDO alliance of network of firms. Such members are not full time, permanent employees of BDO.

Audit-Related Fees
BDO was not engaged to provide audit related services to the Company for the fiscal years ended December 31, 2006 and 2005.

CFR audited the Company's 401(k) Plan during 2006 and 2005, and billed $11,000 and $8,000, respectively.

Tax Fees
BDO was not engaged to provide tax services to the Company for the fiscal years ended December 31, 2006 and 2005.

The aggregate fees billed by CFR for tax compliance services for 2006 and 2005 were approximately $34,000 and $39,000, respectively. CFR was engaged to provide consulting on corporate tax issues for the fiscal year ended December 31, 2006. The aggregate fees billed by CFR for the period was approximately $4,300. CFR was not engaged to provide any other tax services to the Company for the fiscal year ended December 31, 2005.

All Other Fees
BDO was engaged to provide services related to our proposed acquisition of Nuvotec USA, Inc. and its who1ly owned subsidiary, Pacific EcoSolutions, Inc. ("PEcoS") for the fiscal year ended December 31, 2006. The aggregate fees billed by BDO for the period was $4,300. BDO was not engaged to provide any other services to the Company for the fiscal year ended December 31, 2005.

The Audit Committee of the Company's Board of Directors has considered whether BDO's provision of the services described above for the fiscal years ended December 31, 2006 and 2005, is compatible with maintaining its independence. The Audit Committee also considered services performed by CFR to determine that it is compatible with maintaining independence.

Engagement of the Independent Auditor
The Audit Committee is responsible for approving all engagements with BDO and any members of the BDO alliance network of firms to perform audit or non-audit services for us, prior to engaging these firms to provide those services. All of the services under the headings Audit Related Fees, Tax Fees, and All Other Fees were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act. The Audit Committee's pre-approval policy provides as follows:

      o The Audit Committee will review and pre-approve on an annual basis any known audit, audit-related, tax and all other services, along with acceptable cost levels, to be performed by BDO and any members of the BDO alliance network of firms. The Audit Committee may revise the pre-approved services during the period based on subsequent determinations. Pre-approved services typically include: statutory audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on management's internal controls and specified tax matters.
      o Any proposed service that is not pre-approved on the annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.
      o The Audit Committee may delegate pre-approval authority to one or more of the Audit Committee members. The delegated member must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF BDO AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2008 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be considered for inclusion in the Company's proxy materials relating to the 2008 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than May 8, 2008. Any stockholder proposal submitted with respect to the Company's 2008 Annual Meeting of Stockholders which proposal is received by the Company after February 22, 2008, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy.
Such proposals should be addressed to the Secretary of the Corporation, Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

                                  OTHER MATTERS
Other Business
The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual Meeting, Proxy Statement and accompanying Proxy Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

Annual Report on Form 10-K
A copy of the Company's 2006 Annual Report accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2006, including the financial statements and schedules, which the Company has filed with the Securities and Exchange Commission. Copies of the exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company's Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company's Chief Financial Officer at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.



                                                 Order of the Board of Directors

                                                 Steven Baughman
                                                 Secretary
                                                 Atlanta, Georgia
                                                 July 2, 2007

                                [PermaFix LOGO]



               FOLD AND DETACH HERE AND READ THE REVERSE SIDE
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PROXY

                     Perma-Fix Environmental Services, Inc.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          For Annual Meeting of Stockholders to be held August 2, 2007

The undersigned hereby appoints Dr. Louis F. Centofanti and Steven Baughman, and each of them severally, the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of the Stockholders of Perma-Fix
Environmental Services, Inc. (the "Company") at the Crowne Plaza Hotel, Atlanta-Airport, 1325 Virginia Avenue, Atlanta, Georgia 30344, at 1:00 p.m.
(EDST), on August 2, 2007, and at any adjournment of that meeting, and to vote the undersigned's shares of Common Stock, as designated on the reverse side.



       (Continued, and to be marked, dated and signed, on the other side)

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                            VOTE BY INTERNET OR MAIL
                           QUICK   EASY   IMMEDIATE


                                 [PermaFix LOGO]


Voting by Internet is quick, easy and immediate. As a Perma-Fix stockholder, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Daylight Saving Time, on August 1, 2007.

To Vote Your Proxy by Internet
www.continentalstock.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY.

To Vote Your Proxy by Mail
Mark, sign, and date your proxy card below, detach it, and return it in the postage-paid envelope provided.



               FOLD AND DETACH HERE AND READ THE REVERSE SIDE
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                                     PROXY

                                            Please mark your votes like this |X|

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1 AND 2. IF THE UNDERSIGNED MAKES NO SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.


1.    ELECTION OF DIRECTORS
      01 Dr. Louis F. Centofanti  05 Larry Shelton                     WITHHOLD
      02 Jon Colin                06 Dr. Charles E. Young      FOR    AUTHORITY
      03 Jack Lahav               07 Mark A. Zwecker           |_|       |_|
      04 Joe R. Reeder            08 Robert L. Ferguson
      (To withhold authority to vote for an individual nominee, strike through the nominee's name above)
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                                                        FOR    AGAINST   ABSTAIN
2.    RATIFICATION   OF  THE  APPOINTMENT  OF  BDO      |_|      |_|       |_|
      SEIDMAN,  LLP AS THE INDEPENDENT  REGISTERED
      PUBLIC  ACCOUNTING  FIRM OF THE  COMPANY FOR
      FISCAL YEAR 2007


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


                                   COMPANY ID:

                                  PROXY NUMBER:

                                 ACCOUNT NUMBER:


Signature                         Signature                        Date
         ----------------------            ----------------------      ---------

Please sign exactly as your name appears below, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both should sign.